UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2024

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2024, Joseph B. Spears notified Omnicell, Inc. (the “Company” or “Omnicell”) that he will retire and depart from the Company, effective May 31, 2024 (the “Spears Retirement Date”). Mr. Spears’ departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial reporting, accounting or otherwise).

The Company would like to thank Mr. Spears for his contributions to the Company throughout his employment, and for playing an important role in the Company’s evolution.

In addition, effective March 18, 2024, Omnicell has hired Brian Nutt, age 54, to serve as Vice President, Chief Accounting Officer, of the Company. Upon Mr. Nutt joining the Company, Mr. Nutt will also be designated Corporate Controller and principal accounting officer of the Company for purposes of the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, upon Mr. Nutt joining the Company, Mr. Spears will step down from his positions as Senior Vice President, Chief Accounting Officer of the Company. Mr. Spears will also cease serving as the Company’s Corporate Controller and principal accounting officer upon Mr. Nutt’s appointment. Following Mr. Spears stepping down from his positions, he will remain with the Company in an executive adviser capacity to assist with the transition of his roles and responsibilities until the Spears Retirement Date.

Prior to joining Omnicell, since February 2015, Mr. Nutt served as Vice President and Controller, Labcorp Drug Development Segment of Laboratory Corporation of America Holdings, a leading global life sciences company. From May 2011 to February 2015, Mr. Nutt served as Chief Accounting Officer of Covance Inc. (“Covance”), a leading drug development services company. Prior thereto he held senior finance roles from August 2006 to May 2011 at Covance. Prior to Covance, Mr. Nutt served as Senior Director, Financial Reporting and Internal Audit of MedPointe Inc., a specialty pharmaceutical company, from December 2001 to August 2006. From May 1995 to December 2001, Mr. Nutt held various finance roles of increasing responsibility at Carter-Wallace, Inc., Voxware, Inc., and Princeton eCom, Inc. He started his career with KPMG LLP in Princeton, NJ. Mr. Nutt received a Bachelor of Science degree in business administration – accounting and an MBA in finance from Rider University.

There are no arrangements or understandings between Mr. Nutt and any other persons pursuant to which he will be designated as the Company’s principal accounting officer. There are no family relationships between Mr. Nutt and any director or executive officer of the Company, and Mr. Nutt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: February 29, 2024	/s/ Nchacha E. Etta
Nchacha E. Etta
Executive Vice President and Chief Financial Officer